UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2012

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - Corporate Governance and Management

Item 5.02 -- Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2012, the Board of Directors (the “Board”) of American Axle & Manufacturing Holdings, Inc. (the “Company” or “AAM”) approved the following executive officer appointments. In connection with the appointments, the Board also approved, upon the recommendation of the Compensation Committee, employment agreements having the terms and conditions described below.

Effective September 1, 2012, David C. Dauch, age 48, currently the Company's President & Chief Operating Officer, will serve as President & Chief Executive Officer of AAM. Mr. D.C. Dauch has served as the Company's President & Chief Operating Officer since June 2008 and has been a member of AAM's Board since 2009. Prior to June 2008, he served as the Company's Executive Vice President & Chief Operating Officer. Mr. D.C. Dauch is the son of the Company's Co-Founder and current Chairman & Chief Executive Officer, Richard E. Dauch.

In connection with his appointment, Mr. D.C. Dauch entered into an employment agreement with the Company. The agreement has an initial term of three years and renews automatically for additional one year periods unless either party provides written notice of its intent not to renew. Effective September 1, 2012, Mr. D.C. Dauch will receive an annual base salary of one million dollars. He will participate in the annual incentive plan applicable to executive officers of the Company, with an initial target bonus amount of 125% of his annual base salary.

Upon his appointment as Chief Executive Officer, Mr. D.C. Dauch will receive a long-term incentive award of restricted stock units having a grant date fair value of $250,000 and an award of cash performance units with a target value of $250,000. These awards will be granted in accordance with the terms and conditions of the AAM 2012 Omnibus Incentive Plan and the Company's standard form of restricted stock unit and cash performance unit award agreements applicable to senior executives.

Mr. D.C. Dauch will also participate in the long-term incentive compensation plans applicable to executive officers in accordance with their terms, with a minimum target amount equal to 240% of his annual base salary. Mr. D.C. Dauch will also be eligible to participate in all health, benefit, retirement and supplemental retirement plans generally available to executive officers of the Company in accordance with their terms and, upon his retirement from the Company, he and his eligible dependents will receive retiree medical, dental and vision coverage.

If his employment is terminated without Cause or for Good Reason (each as defined in the agreement), Mr. D.C. Dauch will be entitled to continued payment of his base salary and medical benefits for two years, in addition to any accrued and unpaid compensation and benefits, and outplacement services. This salary and benefit continuation is subject to Mr. D.C. Dauch's execution of a general waiver and release of claims against the Company and his continued compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of the agreement.

All payments and benefits paid to Mr. D.C. Dauch are subject to any compensation recovery or clawback policy adopted by the Company from time to time.

The foregoing summary of the agreement with Mr. D.C. Dauch does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Effective September 1, 2012, Richard E. Dauch, age 70, currently the Company's Co-Founder, Chairman & Chief Executive Officer, will serve as Co-Founder & Executive Chairman of the Board. Mr. R.E. Dauch has been Chief Executive Officer and a Board member since AAM began operations in 1994. He has served as Chairman of the Board since 1997.

In connection with his appointment, Mr. R.E. Dauch entered into a new employment agreement with the Company. The agreement has an initial term of three years and renews automatically for two additional one-year periods unless either party provides written notice of its intent not to renew.

During the term of the employment agreement, Mr. R.E. Dauch will receive an annual base salary of two million dollars; however, if the agreement is extended beyond its initial three-year term, his annual base salary will be one million dollars. For calendar year 2012, Mr. R.E. Dauch will remain eligible to receive an annual bonus pursuant to the terms of his prior employment agreement and, starting in calendar year 2013, will be eligible to receive an annual bonus as determined pursuant to the terms of the annual incentive plans applicable to executive officers of the Company, with a target amount of two times his annual base salary. Mr. R.E. Dauch is eligible to participate in the health, benefit, retirement and supplemental retirement plans generally available to executive officers of the Company in accordance with their terms. As provided in his prior employment agreement, Mr. R.E. Dauch will receive post-retirement medical, dental and vision coverage.

Upon his appointment as Executive Chairman Mr. R.E. Dauch will receive an award of restricted stock units having a grant date fair value of $6,247,000, vesting in three annual installments. He will not be eligible to receive further equity or long-term incentive awards during the term of his employment.

If his employment is terminated without Cause or for Good Reason (each as defined in the agreement), Mr. R.E. Dauch will be entitled to two years of continued payment of his base salary and continued reimbursement for the cost of his life insurance policy. These payments and benefits are subject to Mr. R.E. Dauch's execution of a general waiver and release of claims against the Company and his continued compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of the agreement.

All payments and benefits paid to Mr. R.E. Dauch are subject to any compensation recovery or clawback policy adopted by the Company from time to time.

The foregoing summary of the agreement with Mr. R.E. Dauch does not purport to be complete and is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

SECTION 7 - Regulation FD

Item 7.01 Regulation Fair Disclosure

On August 29, 2012, the Company issued a press release regarding the appointments of David C. Dauch as President & Chief Executive Officer and Richard E. Dauch as Co-Founder & Executive Chairman, each effective September 1, 2012. A copy of the press release is furnished as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of August 27, 2012 by and between the Company and David C. Dauch
10.2	Employment Agreement dated as of August 27, 2012 by and between the Company and Richard E. Dauch
99.1	Press release dated August 29, 2012

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date:	August 27, 2012	By:	/s/ Michael K. Simonte
Michael K. Simonte
Executive Vice President & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

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